Exhibit 99.1

Wright Investors’ Service Holdings
Announces Record Date for 2019 Annual Meeting of Shareholders

GREENWICH, Conn.--(BUSINESS WIRE)—(August 12, 2019) Wright Investors’ Service Holdings, Inc. (OTC Markets: WISH) announced today that its Board of Directors has established a record date for its 2019 annual meeting of shareholders. Shareholders of record at the close of business on Friday, August 30, 2019, will be entitled to notice of the annual meeting and to vote upon matters considered at the meeting.

The annual meeting will be held on Tuesday, October 22, 2019 at 10:00 a.m. Eastern Time at the Company offices.

The Company will send a definitive proxy statement to shareholders of record, which will contain important information about the meeting and the matters to be considered. Shareholders are urged to read the proxy statement when it becomes available.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking information may be identified by such forward-looking terminology as “anticipate,” “believe,” “may,” “will,” and similar terms or variations of such terms. These forward-looking statements involve significant risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Additional information on these and other risks, uncertainties and factors is included in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed by the Company with the SEC. You are urged to consider all such risks and uncertainties. In light of the uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to, and do not plan to, update any such forward-looking statements, other than as required by law.

Contacts

Wright Investors’ Service Holdings, Inc.
Harvey P. Eisen

Chairman and Chief Executive Officer

914-242-5701